April 29, 1997




The Royce Fund
1414 Avenue of the Americas
New York, New York 10019


Gentlemen:

You have requested our opinion regarding the discussion of U.S. federal income tax consequences under the captions "SUMMARY OF THE PROPOSED TRANSACTION -- Proposed Transaction" and "Tax Consequences of the Combination" in the Prospectus/ Proxy Statement (the "Prospectus/Proxy Statement") that is included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of The Royce Fund (the "Trust") filed on April 29, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus/Proxy Statement relates to the proposed combination of Royce Value Fund, a series of the Trust, with and into Pennsylvania Mutual Fund, a separate series of the Trust. This opinion is being delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

We have reviewed the Prospectus/Proxy Statement and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.

Based upon the foregoing, it is our opinion that the statements made under the captions "SUMMARY OF THE PROPOSED TRANSACTION -- Proposed Transaction" and "Tax Consequences of the Combination" in the Prospectus/Proxy Statement, to the extent that they involve matters of federal income tax law, are correct in all material respects as of the date hereof. We have not, however, independently verified any of the financial statements or assumptions set forth under such headings or elsewhere in the Registration Statement.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "SUMMARY OF THE PROPOSED TRANSACTION -- Proposed Transaction" in the Prospectus/Proxy Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        Rosenman & Colin LLP



                                        By:_________________
                                           A Partner